EXHIBIT 32

CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002 (18-U.S.C. § 1350)

Each, Fred T. Bauer, Chief Executive Officer of Gentex Corporation, and Steven R. Downing, Chief Financial Officer of Gentex Corporation, certify to the best of their knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this quarterly report on Form 10-Q of the quarterly period ended September 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Gentex Corporation.

Dated: November 10, 2014

GENTEX CORPORATION

By /s/ Fred T. Bauer
Fred T. Bauer
Its Chief Executive Officer

By /s/ Steven R. Downing
Steven R. Downing
Its Vice President-Finance/
Chief Financial Officer